UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On June 10, 2024, Urban One, Inc. (the “Company”) issued a press release setting forth the results for its quarter and year ended December 31, 2023 and for the quarter ended March 31, 2024. A copy of the press release is attached as Exhibit 99.1.

Item 8.01     Other Events.

On June 10, 2024, the Company announced that it had received notice from the Nasdaq Stock Market, LLC (“Nasdaq”) confirming that it has regained compliance with Nasdaq Listing Rule 5250(c) (the “Periodic Filing Rule”) which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Company filed both its Annual Report on Form 10-K for the year ended December 31, 2023, and its Quarterly Report on Form 10-Q for the period ended March 31, 2024, on June 7, 2024, bringing the Company into compliance with the Periodic Filing Rule. With the Company in compliance with the Periodic Filing Rule, Nasdaq has ceased any action to delist the Company’s securities.

During the course of its earnings call, the Company gave a number of updates on current year outlook. First, the Company noted that for the year-ended December 31, 2024, it expects to achieve Adjusted EBITDA in the range $110-120 million, with the range driven by business/revenue mix and the contribution of political revenue. Next, the Company noted that radio segment net revenue for the quarter ended June 30, 2024, was currently pacing down approximately 3 percent on a same station basis. Radio segment net revenue for the second quarter is pacing up mid-single digits overall. Finally, the Company noted that its cash position as of June 10, 2024, was approximately $162.9 million. The Company noted it would continue a disciplined capital allocation strategy with a focus debt management/reduction and accretive corporate development opportunities.

ITEM 9.01.Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release dated June 10, 2024: Urban One Reports Year End 2023 and First Quarter 2024 Results
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: any recurrence of the COVID-19 pandemic or and other health epidemics or pandemics on the global economy; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
June 13, 2024	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer